SLM Student Loan Trust 2002-5 Quarterly Servicing Report

Collection Period 09/01/2005-11/30/2005       Distribution Date 12/15/2005

Indenture Trustee: Bank of New York

I. Deal Parameters

A	Student Loan Portfolio Characteristics		08/29/2002	08/31/2005	11/30/2005
	Principal Balance		$1,310,664,802.63	$486,940,524.73	$423,467,532.24
	Interest to be Capitalized Balance		15,042,542.45	8,316,613.30	5,815,899.46

	Pool Balance		$1,325,707,345.08	$495,257,138.03	$429,283,431.70
	Specified Reserve Account Balance		3,314,268.00	-N/A-	-N/A-

	Adjusted Pool (1)		$1,329,021,613.08	$495,257,138.03	$429,283,431.70
	Weighted Average Coupon (WAC)		3.85%	5.18%	5.23%
	Weighted Average Remaining Term		130.46	110.31	108.71
	Number of Loans		386,996	178,029	159,027
	Number of Borrowers		217,967	107,243	95,647

	Since Issued CPR			23.52%	24.74%

	(1) The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	09/15/2005		12/15/2005
	A1	78442GDZ6	$—		$—
	A2	78442GEA0	$—		$—
	A3	78442GEB8	$—		$—
	A4	78442GEC6	$172,342,293.06		$147,367,264.93
	A4CP	78442GED4	$282,914,844.97		$241,916,166.77
	B	78442GEE2	$40,000,000.00		$40,000,000.00

C	Account Balances		09/15/2005		12/15/2005
	Reserve Account Balance		$1,325,707.00		$1,325,707.00

D	Asset /Liability		09/15/2005		12/15/2005
	Adjusted Pool Balance		$495,257,138.03		$429,283,431.70
	Total Notes		$495,257,138.03		$429,283,431.70
	Difference		$—		$—
	Parity Ratio		1.00000		1.00000

II. Trust Activity 09/01/2005 through 11/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	7,926,043.69
	Guarantor Principal	4,553,480.80
	Consolidation Activity Principal	54,568,434.26
	Seller Principal Reimbursement	(1,142.82)
	Servicer Principal Reimbursement	486.29
	Rejected Claim Repurchased Principal	5,015.88
	Other Principal Deposits	21,608.77

	Total Principal Receipts	$67,073,926.87

B	Student Loan Interest Receipts
	Borrower Interest	1,879,781.47
	Guarantor Interest	115,749.79
	Consolidation Activity Interest	1,606,768.59
	Special Allowance Payments	896,749.81
	Interest Subsidy Payments	1,365,834.37
	Seller Interest Reimbursement	166.36
	Servicer Interest Reimbursement	12,171.72
	Rejected Claim Repurchased Interest	397.00
	Other Interest Deposits	167,989.19

	Total Interest Receipts	$6,045,608.30

C	Investment Income	$468,278.92

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$23,885.53

I	Less: Funds Previously Remitted:
	Servicing Fees	$(715,794.09)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(715,794.09)

J	AVAILABLE FUNDS	$72,895,905.53

K	Non-Cash Principal Activity During Collection Period	$(3,600,934.38)

L	Non-Reimbursable Losses During Collection Period	$—

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$18,495.23

N	Aggregate Loan Substitutions	$—

Trust 2002-5 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

III. 2002-5 Portfolio Characteristics

		11/30/2005				08/31/2005
		WAC	#Loans	Principal	% of Principal	WAC	#Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	4.70%	19,220	$54,721,469.06	12.922%	4.70%	22,077	$63,995,891.64	13.142%

	GRACE	4.70%	4,149	$13,122,262.53	3.099%	4.70%	16,476	$55,158,433.30	11.328%

	DEFERMENT	4.77%	22,986	$65,398,696.77	15.444%	4.76%	24,527	$71,733,388.92	14.731%

REPAYMENT:	CURRENT	5.50%	70,229	$165,746,066.92	39.140%	5.53%	73,482	$170,717,750.24	35.059%

	31-60 DAYS DELINQUENT	5.45%	6,331	$17,278,886.09	4.080%	5.46%	7,078	$20,261,084.26	4.161%

	61-90 DAYS DELINQUENT	5.48%	3,752	$10,700,380.74	2.527%	5.49%	4,554	$12,993,579.57	2.668%

	91-120 DAYS DELINQUENT	5.44%	2,961	$8,171,830.39	1.930%	5.47%	2,962	$8,409,919.39	1.727%

	> 120 DAYS DELINQUENT	5.44%	8,362	$24,243,523.04	5.725%	5.41%	9,709	$27,961,439.25	5.742%

	FORBEARANCE	5.41%	19,494	$59,590,707.59	14.072%	5.40%	15,998	$52,531,367.96	10.788%

	CLAIMS IN PROCESS	5.40%	1,534	$4,482,636.20	1.059%	5.44%	1,162	$3,171,382.93	0.651%

	AGED CLAIMS REJECTED	5.40%	9	$11,072.91	0.003%	5.77%	4	$6,287.27	0.001%

TOTAL			159,027	$423,467,532.24	100.00%		178,029	$486,940,524.73	100.00%

*	Percentages may not total 100% due to rounding

Trust 2002-5 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

IV. 2002-5 Portfolio Characteristics (cont’d)

	11/30/2005	08/31/2005
Pool Balance	$429,283,431.70	$495,257,138.03
Total # Loans	159,027	178,029
Total # Borrowers	95,647	107,243
Weighted Average Coupon	5.23%	5.18%
Weighted Average Remaining Term	108.71	110.31
Non-Reimbursable Losses	$—	$(30.00)
Cumulative Non-Reimbursable Losses	$474,977.15	$474,977.15
Since Issued CPR	24.74%	23.52%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$5,412.88	$4,313.07
Cumulative Rejected Claim Repurchases	$101,373.57	$95,960.69
Cumulative Claims Filed	$67,639,137.16	$60,626,005.29
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$4,676,286.63	$4,781,101.78
Interest Subsidy Payments Accrued	$1,191,157.17	$1,262,405.18
Special Allowance Payments Accrued	$1,184,043.09	$1,595,452.38

Trust 2002-5 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

V. 2002-5 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	5.20%	99,935	$236,398,863.93	55.825%
	- GSL - Unsubsidized	5.10%	50,933	156,632,991.63	36.988%
	- PLUS Loans	6.15%	8,159	30,435,676.68	7.187%
	- SLS Loans	0.00%	0	0.00	0.000%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	5.23%	159,027	$423,467,532.24	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	5.21%	129,801	$364,017,836.29	85.961%
	- Two Year	5.29%	23,732	47,941,472.95	11.321%
	- Technical	5.62%	5,494	11,508,223.00	2.718%
	- Other	0.00%	0	0.00	0.000%

	Total	5.23%	159,027	$423,467,532.24	100.000%

*	Percentages may not total 100% due to rounding.

Trust 2002-5 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

VI. 2002-5 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$72,895,905.53
A	Primary Servicing Fee	$332,769.21	$72,563,136.32
B	Administration Fee	$20,000.00	$72,543,136.32
C	Class A Noteholders' Interest Distribution Amount	$4,851,090.73	$67,692,045.59
D	Class B Noteholders' Interest Distribution Amount	$434,777.78	$67,257,267.81
E	Class A Noteholders' Principal Distribution Amount	$65,973,706.33	$1,283,561.48
F	Class B Noteholders' Principal Distribution Amount	$—	$1,283,561.48
G	Reserve Account Reinstatement	$—	$1,283,561.48
H	Carryover Servicing Fee	$—	$1,283,561.48
I	Excess Distribution	$1,283,561.48	$—

Trust 2002-5 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

VII. 2002-5 Distributions

Distribution Amounts	A4	A4CP	B

Cusip/Isin	78442GEC6	78442GED4	78442GEE2
Beginning Balance	$172,342,293.06	$282,914,844.97	$40,000,000.00
Index	LIBOR	CPf	LIBOR
Spread/Fixed Rate	0.15%	0.23%	0.43%
Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
Accrual Period Begin	09/15/2005	09/15/2005	09/15/2005
Accrual Period End	12/15/2005	12/15/2005	12/15/2005
Daycount Fraction	0.25277778	0.24931507	0.25277778
Interest Rate	4.02000%	4.39471%	4.30000%
Accrued Interest Factor	0.010161667	0.010956674	0.010869445
Current Interest Due	$1,751,284.93	$3,099,805.80	$434,777.78
Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Total Interest Due	$1,751,284.93	$3,099,805.80	$434,777.78
Interest Paid	$1,751,284.93	$3,099,805.80	$434,777.78
Interest Shortfall	$—	$—	$—
Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Current Interest Carryover Due	$—	$—	$—
Interest Carryover Paid	$—	$—	$—
Unpaid Interest Carryover	$—	$—	$—
Principal Paid	$24,975,028.13	$40,998,678.20	$—
Ending Principal Balance	$147,367,264.93	$241,916,166.77	$40,000,000.00
Paydown Factor	0.136662261	0.136662261	0.000000000
Ending Balance Factor	0.806387223	0.806387223	1.000000000

Trust 2002-5 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

VIII. 2002-5 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$495,257,138.03
	Current Adjusted Pool Balance	$429,283,431.70
	Current Principal Due	$65,973,706.33
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$65,973,706.33

	Principal Paid	$65,973,706.33
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$1,325,707.00
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00
	Excess Distribution Deposit	1,283,561.48
	Balance Available	$2,609,268.48

	Required Reserve Acct Balance	$1,325,707.00
	Release to Excess Distribution Certificateholder	$1,283,561.48
	Ending Reserve Account Balance	$1,325,707.00

Trust 2002-5 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005